UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

(585) 271-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Awards

On March 5, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company, approved the award of options under the Vaccinex, Inc. 2018 Omnibus Incentive Plan to certain named executive officers and the principal financial officer of the Company as follows: (i) Maurice Zauderer, President and Chief Executive Officer, options to purchase 20,000 shares of the common stock of the Company (“Common Stock”), (ii) each of Ernest Smith, Senior Vice President and Chief Scientific Officer, and Raymond Watkins, Senior Vice President and Chief Operating Officer, options to purchase 8,000 shares of Common Stock, and (iii) Scott Royer, Chief Financial Officer, options to purchase 2,000 shares of Common Stock. Subject to the terms of the respective award notices, these options vest on the first four anniversaries of the date of grant in equal installments. The options expire the day before the tenth anniversary of the date of grant, except for Dr. Zauderer’s options, which expire the day before the fifth anniversary of the date of grant. The options are expected to be granted two days after the filing of the Company’s Annual Report on Form 10-K and the grant price of these options will be the fair market value as of such date, except for Dr. Zauderer’s options, which will have a grant price of 110% of the fair market value as of such date.

In addition, on March 5, 2019, the Compensation Committee approved a 3% cost of living base salary adjustment for Dr. Zauderer, Dr. Smith, Mr. Watkins, and Mr. Royer resulting in a base salary of $349,399, $244,208, $244,208, and $226,600, respectively.

The descriptions of the option awards are qualified in their entirety by reference to the form of option award agreement filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on July 9, 2018, which is hereby incorporated by reference into this Item 5.02.

Departure of Directors

On March 8, 2019, the Nominating and Corporate Governance Committee of the Board of Directors of the Company was informed that Alan L. Crane, a member of the Board of Directors, will not stand for re-election at the Company’s 2019 Annual Meeting of Stockholders. The decision is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINEX, INC.

Date: March 11, 2019
	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer